NEWS
For Immediate Release

Media Contact:
Beth Halloran
Sr. Dir., Corporate Communications
703.653.2248
bhalloran@orcc.com

TWO ELECTED TO ONLINE RESOURCES BOARD OF DIRECTORS

CHANTILLY, Va., July 31, 2008 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of Web-based financial services, today announced web banking technology pioneer, Janey Place, and technology executive and entrepreneur Heidi Roizen have been elected to the Company’s Board of Directors.

Dr. Janey Place is a highly respected industry veteran, having served for fourteen years in executive management positions at Wells Fargo, Bank of America and Mellon Financial Services. Her responsibilities included payments, technology strategy and web services. Place also served as President of the Financial Services Technology Consortium, a leading banking technology industry group. Place is now CEO of DigitalThinking, a strategic banking consulting firm, and she advises or serves on the board for several technology companies. Place was recently named one of the top financial service innovators in the last two decades by Bank Technology News.

Heidi Roizen, a widely recognized Silicon Valley technology executive and venture capitalist, was co-founder and CEO of T/Maker, a software provider acquired by Deluxe Corporation in the mid-1990s.  She later served with Apple Computer, as vice president of worldwide developer relations, and as a Managing Director with Mobius Venture Capital.  Roizen is very active in technology industry affairs, having served as President of the Software Publishers Association and on the Board of Directors of the National Venture Capital Association.  Roizen’s most recent venture, SkinnySongs, is a health and fitness company that markets motivational music, apparel, and other products.

“We’re honored to have these two recognized technology leaders join our Board of Directors,” said Matthew P. Lawlor, chairman and chief executive officer of the company. “Both bring a fresh perspective, and a level of experience that is critical to building Online Resources’ future. In particular, Janey brings in-depth knowledge and relationships in the banking industry, and Heidi brings an entrepreneurial view as we build technology alliances and move into the next generation of web-based financial and payment services.”

About Online Resources

Online Resources powers web-based financial services for thousands of financial institutions, billers and credit service providers. Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption.  The Company serves more than 10 million end-users and processes over $100 billion in bill payments annually.  Founded in 1989, Online Resources (Nasdaq: ORCC; www.orcc.com) is recognized as one of the nation’s fastest growing technology companies.

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This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to the Company’s: history of losses; dependence on the marketing efforts of third parties; potential fluctuations in operating results; ability to make and successfully integrate acquisitions of new businesses; potential need for additional capital; potential inability to prevent systems failures and security breaches; potential inability to expand services and related products in the event of substantial increases in demand; competition; ability to attract and retain skilled personnel; reliance on patents and other intellectual property; exposure to the early stage of market adoption of the services it offers; exposure to the consolidation of the banking and financial services industry; and additional risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the Company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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